FOR IMMEDIATE RELEASE

              BERKSHIRE HILLS BANCORP, INC. TO ISSUE FIRST QUARTER
                       EARNINGS RELEASE ON APRIL 23, 2003;
                 CONFERENCE CALL SET FOR APRIL 24 10:00 A.M. ET

PITTSFIELD, MA, April 9, 2003 - Berkshire Hills Bancorp, Inc. (the "Company") (AMEX:BHL), the holding company for Berkshire Bank (the "Bank"), today announced that it will issue its earnings release for the three months ended March 31, 2003 at approximately 4:00 P.M. eastern time on Wednesday, April 23, 2003.

The Company will conduct a post-earnings conference call at 10:00 A.M. eastern time on Thursday, April 24, 2003. President and Chief Executive Officer, Michael
P. Daly and Chief Financial Officer, Wayne F. Patenaude will discuss highlights of the Company's first quarter 2003 performance and its full-year earnings projections. Information about the conference call follows:

      Dial-in and Access Code:            1-800-319-9003; 631974
      Replay Dial-in and Access Code:     1-888-203-1112; 631974
      Replay Dates:                       April 24, 2003 at 1:00 P.M. (ET)
                                          through May 2, 2003 at 12:00 A.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. The Company has prepared an investor presentation to accompany the audio call. The investor presentation will be available on the Bank's Web site, http://www.berkshirebank.com beginning at approximately 8:30 A.M. eastern time
----------------------------
on April 24, 2003. To access this information, which will be in PDF format, click on the "Conference Call" icon which will be located to the right of the Company's stock quote on the Bank's home page.

The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

                                       ###

MEDIA AND INVESTOR CONTACT:

Michael P. Daly
413-236-3194
mdaly@berkshirebank.com